Exhibit 21.1

Life Technologies Corporation Subsidiaries

All Subsidiaries are 100% owned by Life Technologies Corporation unless otherwise noted.

Domestic U.S. Subsidiaries

Acoustic Cytometry Systems, Inc. (Delaware)

AcroMetrix Corporation (California)

Ambion, Inc. (Delaware)

Applied Biosystems China, Inc. (Delaware)

Applied Biosystems International, Inc. (Delaware)

Applied Biosystems Taiwan Corporation (Delaware)

Applied Biosystems, LLC (Delaware)

Biotrove Corporation (Delaware)

BioTrove International, Inc. (Delaware)

Boston Probes, Inc. (Delaware)

CellzDirect, Inc. (Delaware)

Invitrogen Finance Corporation (Delaware)

Invitrogen Holdings Inc. (Delaware)

Invitrogen IP Holdings, Inc. (Delaware)

Ion Torrent Systems Incorporated (Delaware)

Kettlebrook Insurance Co. Ltd. (Hawaii)

Life Technologies Charitable Foundation (Delaware)

Matrix MicroScience, Inc. (Colorado)

Molecular Probes, Inc. (Oregon)

Protometrix, Inc. (Delaware)

Visigen Biotechnologies, Inc. (Texas)

European Subsidiaries and Branches

Acrometrix Europe B.V. (Netherlands)

Ambion Europe Ltd (UK - England)

Applied Biosystems BV (Netherlands)

Applied Biosystems Europe B.V. (Norway Branch) (Norway)

Applied Biosystems Finance BV (Netherlands)

Applied Biosystems Holdings Limited (England)

Applied Biosystems International, Inc. – Dutch Branch (Netherlands)

Applied Biosystems International, Inc. – Russia Rep Office (Russian Federation)

Applied Biosystems International, Inc. – Zug Branch (Switzerland)

Applied Biosystems Ltd (UK - England)

Applera Europe BV (Iceland Branch) (Iceland)

Bodensee Wohnstatten GmbH (Germany)

Geneart AG (Germany)

Genomed GmbH (Germany)

Invitrogen Dynal AS(Norway)

Invitrogen Dynal Holding AS (Norway)

Invitrogen Europe Limited (Scotland)

Invitrogen Holdings Limited(UK - Scotland)

Life Technologies Italia, fil Life Technologies Europe B.V. (Italy)

Life Technologies Ceska Republika s.r.o. (Czeckoslovakia)

Life Technologies Europe B.V. Deutschland Niederlassung (Germany)

Life Technologies Europe B.V. (Ireland Branch) (Ireland)

Life Technologies Europe B.V. - Belgisch bijkantoor (Belgium)

Life Technologies Europe B.V. - Filial Af Life Technologies Europe B.V. (Denmark Branch) (Denmark)

Life Technologies Europe B.V. - Sucursal em Portugal (Portugal)

Life Technologies Europe B.V., Nederlaenderna Filial Sverige (Sweden)

Life Technologies Europe B.V., Nieuwerkerk aan den Ijssel, Zweigniederlassung (Switzerland)

Life Technologies Europe B.V. (UK Branch) (UK - England)

Life Technologies Europe B.V., sivuliike Suomessa (Finland)

Life Technologies Europe B.V. (Netherlands)

Life Technologies Finance Limited (Scotland)

Life Technologies GmbH (Germany)

Life Technologies International B.V. (Netherlands)

Life Technologies Israel Ltd. (Israel)

Life Technologies Limited (Scotland)

Life Technologies Magyarorszag Kft. (Hungary)

Life Technologies Polska Sp.z.o.o. (Poland)

Life Technologies s.r.o. (Slovakia)

Life Technologies SA (Spain)

Life Technologies SAS (France)

LifeTech Austria Zweigniederlassung (Austria)

Matrix MicroScience Ltd. (England)

Mr. Gene GmbH (Germany)

PE AG (Switzerland)

PE AG – Russia Rep Office (Russian Federation)

PE GB Ltd (England)

PE Manufacturing GmbH (Germany)

PE Stockholm AB (Sweden)

PE Sweden AB (Sweden)

PNA Diagnostics ApS (Denmark)

Stokes Bio Limited (Ireland)

ZAO PE Biosystems (Russia)

Asia-Pacific Subsidiaries

Applied Biosystems (Shanghai) Trading Company Ltd. (China)

Applied Biosystems Asia Pte Ltd (Singapore)

Applied Biosystems B.V. (Singapore Branch) (Singapore)

Applied Biosystems Korea LLC (S. Korea)

Applied Biosystems Thailand Limited (Thailand)

Dynal Biotech Beijing Ltd. (China)

Invitrogen Australia Pty Limited (Australia)

Invitrogen Bioservices India Private Limited (India)

Invitrogen Hong Kong Limited – Beijing Rep Office (China)

Invitrogen New Zealand Limited (New Zealand)

Life Technologies Australia Pty Ltd. (Australia)

Life Technologies Holdings Pte Limited (Singapore)

Life Technologies Limited (Hong Kong)

Invitrogen Taiwan Limited (Taiwan)

Invitrogen Trading (Shanghai) Co. Limited (China)

Life Technologies Japan Limited (Japan)

Nihon Dynal KK (60% ownership) (Japan)

Shanghai Invitrogen Biotechnology Co. Limited (China)

Americas

Applied Biosystems de Mexico S. de R.L. de C.V. (Mexico)

Invitrogen Argentina SA (Argentina)

Life Technologies Brasil Comercio e Industria de Produtos para Biotecnologia Ltda (Brazil)

Life Technologies Inc. (Canada)

Africa

LTC Tech South Africa (Pty) Limited (S. Africa)

Life Technologies Corporation and its direct and indirect subsidiaries conduct business under the “Life Technologies” name and variants thereof, and similarly subsidiaries may conduct business under their entity name or variants thereof.

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